EXHIBIT 16.1

535 Fifth Avenue. 30th Floor New York NY 10017 Telephone: 212.785.9700

February 17, 2017

Securities and Exchange Commission

100 F Street N.E.

Washington DC 20549

Commissioners:

We have read the statements made by Healthtalk Live, Inc. which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K as part of the Form 8-K of Healthtalk Live, Inc. which indicated a dismissal date of February 14, 2017. We agree with the statements concerning our firm in such Form 8-K.

Very Truly Yours,

KBL, LLP